CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements as of December 31, 1997 and 1996 and for the years then ended, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-34206 and 33-79676 and 333-30491) and on Form S-3 (File No. 333-33933).





Denver, Colorado                          ARTHUR ANDERSEN LLP
April 14, 1998